Strong Performance in a Repositioned Portfolio Quarterly Summary Annual Summary Post-Quarter End Update

• • • Beginning common stockholders’ equity $ 2,018.4 $ 7.37 $ 3,969.2 $ 14.54 Ending common stockholders’ equity $ 2,087.7 $ 7.63 $ 2,087.7 $ 7.63 Ending total equity $ 3,089.0 $ 3,089.0

Core Earnings(1) 94.5 101.0 6.5 Core Earnings attributable to common stockholders(1) $ 75.6 $ 82.0 $ 6.4 Basic weighted average Core EPS $ 0.28 $ 0.30 Core Earnings annualized return on average common equity 15.7% 15.9% • ◦ ◦ ◦ ◦

Annualized portfolio yield(2) 2.42% 2.26% 2.23 % Annualized cost of funds(3) 0.64% 0.50% 0.50 % Annualized net spread for aggregate portfolio 1.78% 1.76% 1.73% ◦ ◦

Total Assets: $19.5 billion

◦ ◦ ◦ ◦ ◦ ◦ ◦ ◦ A ss e ts Total Assets $ 19,516 $ 19,494 $ (22) Li a b ili ti e s Total Liabilities $ 16,427 $ 16,680 $ 253 E q u it y Total Equity $ 3,089 $ 2,814 $ (275) R a ti o s

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Special Topic: Stability of Agency + MSR Returns 14 AGENCY + MSR IS ESPECIALLY ATTRACTIVE VERSUS AGENCY-ONLY DURING TIGHT SPREAD ENVIRONMENTS • Historical returns of Agency MBS show a correlation between the initial spread level and ending spread level over a 1- year horizon ◦ When spreads are very low, they tend to widen ◦ When spreads are very high, they tend to tighten • Current option-adjusted spread is near the low end of the historical range ◦ Data suggests spreads may widen, however, magnitude and timing are unclear • Agency + MSR is constructed to deliver returns while reducing MBS spread risk, leading to a more stable return profile ◦ Return profile suggests significant advantage to Agency Only in low spread environments, and similar profile in high spread environments PROJECTED RETURNS GIVEN HISTORICAL SPREAD CHANGE(2) HISTORICAL CHANGE IN SPREAD FOR A GIVEN STARTING SPREAD(1) (1) Source: JPM MBS MAX Conventional 30-year Composite OAS to swaps. As of January 4, 2021. (2) Projected one-year returns are based on an internal assessment of prepayment rates, interest rates, leverage, mortgage and MSR prices, and other factors. Actual results may differ materially from our estimates.

P or tfo lio Expected Annualized Returns (%) RMBS (TBA) / MSR RMBS (Pools) / MSR RMBS (TBA) / Swaps RMBS (Pools) / Swaps 0 5 10 15

Net income (loss) 101.0 114.8 (4.6) 211.2 Net income (loss) attributable to common stockholders $ 82.0 $ 114.8 $ (4.6) $ 192.2

Net income (loss) 94.5 209.5 (102.1) 201.9 Net income (loss) attributable to common stockholders $ 75.6 $ 209.5 $ (102.1) $ 183.0

Comprehensive income attributable to common stockholders $ 219,180 $ 113,481 Net income attributable to common stockholders $ 182,964 $ 192,220 Core Earnings attributable to common stockholders(1) $ 75,571 $ 82,007

30-Year fixed Other P&I(2) IOs and IIOs(3) Total Agency RMBS $ 17,071 $ 14,699 96.7% $ 14,070 TBA Positions Net TBA position $ 5,197 $ 5,481

Mortgage Servicing Rights Portfolio(1) 23 Number of Loans Unpaid Principal Balance ($ in millions) % Fannie Mae Gross Weighted Average Coupon Rate Weighted Average Loan Age (months) Weighted Average Original FICO(2) Weighted Average Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 87,561 $ 29,305 50% 2.9% 4 769 72% 0.1% 9.0% 25.5 3.25% - 3.75% 148,065 39,634 68% 3.5% 30 764 73% 1.6% 38.2% 26.3 3.75% - 4.25% 188,805 43,124 64% 3.9% 44 757 76% 3.8% 49.1% 27.5 4.25% - 4.75% 130,598 26,096 66% 4.4% 45 741 78% 6.2% 49.2% 26.6 4.75% - 5.25% 64,424 11,727 67% 4.9% 39 727 80% 8.5% 46.5% 27.8 > 5.25% 25,637 3,958 70% 5.5% 36 707 80% 10.8% 41.2% 30.8 645,090 153,844 63% 3.8% 32 755 75% 3.5% 42.7% 26.8 15-Year Fixed < 2.25% 1,996 665 88% 2.0% 2 780 60% — % 7.8% 25.0 2.25% - 2.75% 19,260 5,257 71% 2.5% 7 778 60% 0.1% 12.4% 25.8 2.75% - 3.25% 47,710 8,571 72% 2.9% 37 771 62% 1.1% 27.6% 26.1 3.25% - 3.75% 36,327 5,224 72% 3.4% 45 759 65% 2.2% 33.7% 27.6 3.75% - 4.25% 17,611 2,148 64% 3.9% 43 745 66% 3.4% 35.1% 29.2 > 4.25% 9,149 959 63% 4.5% 34 731 66% 3.6% 37.0% 31.2 132,053 22,824 71% 3.1% 32 766 63% 1.4% 28.8% 26.8 Total ARMs 4,762 1,193 62% 3.3% 47 762 67% 4.3% 45.4% 25.2 Total Portfolio 781,905 $ 177,861 64% 3.7% 32 756 74% 3.2% 41.2% 26.8 (1) Excludes residential mortgage loans for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

$ in millions

Payers Receivers

Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years)

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